Exhibit 99.1

PRESENTATION

Operator

Ladies and gentlemen, thank you for standing by, and welcome to the Magna Entertainment Strategic Plan update. During the presentation all participants will be in a listen-only mode. Afterwards we will conduct a question-and-answer session. (OPERATOR INSTRUCTIONS) As a reminder, this conference is being recorded Monday, July 25, 2005. I would now like to turn the conference over to Tom Hodgson, President and Chief Executive Officer of Magna Entertainment. Please go ahead, sir.

Tom Hodgson — Magna Entertainment Corp. — CEO, President, Director

Good morning ladies and gentlemen. Thank you for taking the time to participate in our conference call update on the MEC strategic plan. I am joined on the call by Blake Tohana our Executive Vice President and Chief Financial Officer. We will be addressing you again in about two weeks with our second-quarter earnings conference call but with some of the recent developments at MEC culminating in the press releases we issued on Friday we thought we should have this call today rather than waiting two weeks from now.

As usual, I must begin by referring to our disclaimer regarding forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Rather than read you the disclaimer, I would like to refer you to the last paragraph of the press releases that we issued on Friday.

I want to spend a minute or two repeating remarks I had made previously about our strategic direction, and then talk specifically about our recent announcement on Flamboro Downs, our progress in Oklahoma and finally our financing arrangements with MID. At our annual meeting and our subsequent conference call I tried to make the following points vis-a-vis corporate strategy. One, we need to strengthen our balance sheet, paying down debt so that we are positioned properly to fund future growth opportunities. Two, we need to focus on our premier tracks Gulfstream, Lone Star Park, Santa Anita, Golden Gate, Maryland Jockey Club in terms signal distribution domestically and internationally.

Three, we need to aggressively pursue alternative gaming opportunities at our tracks, Remington Park in Oklahoma, The Meadows in Pennsylvania and Gulfstream in Florida. And there will be others as well over the next two to three years. And four, internationally we are uniquely priced to expand signal distribution in a number of countries in Europe and Asia along with our associated wagering platform MagnaBet.

Focusing on these priorities and developing strategic alliances with potential gaming partners, development partners and distribution partners, we expect to begin achieving sustainable operating profits in 2007 and building a global pari-mutuel gaming business. With respect to improving the balance sheet we said we would focus on asset sales, potential partnership opportunities and the public equity raise in that order. The caveat to this statement is that a strategic partnership arrangement might well include an equity investment by the strategic partner in MEC.

Now let me comment briefly on Flamboro Downs. We announced a few weeks ago the signing of the binding agreement to sell Flamboro Downs in Ontario to Great Canadian Gaming. Flamboro is a fine asset with fine people. It is profitable and it has gaming, although the gaming is operated by an arm of the Ontario government, not by us. It can make more money in the future, and it will be a fine acquisition for Great Canadian. So why did we sell it? One, it allowed us to pay down debt. Two, we need to focus our resources on the operations with the greatest potential for value creation. Whereas Flamboro's earnings can be grown 2, 3,$4 million over the next year or two, Remington Park's can be grown $20 to $25 million, The Meadows can be grown $50 to $60 million, and Gulfstream with gaming can be grown $60 to $80 million. So we sell a good asset to focus on those with higher potential upsides.

Three, our deal with Great Canadian contemplates that not only will we continue to distribute the Flamboro signal domestically and internationally, but that we will also distribute the signal from Great Canadian's other four racetracks. This is a major plus in terms of our global distribution and wagering strategy. And four, the 64 million U.S. price tag for Flamboro will cause us to take an impairment charge in the second quarter of about $10 million, reflecting the sale price below carrying value. Not pleasant, but the right strategic move, we believe. Other asset sales are anticipated to generate onetime gains, but that's not the reason for pursuing them either.

Now turning to Oklahoma, I am delighted we were able to issue a press release on Friday announcing that the Oklahoma Horse Racing Commission granted on Thursday a conditional gaming license to Remington Park, with the formal license approval expected to be granted at the Commission's next meeting on August 11. This is very good news for the horse racing industry in Oklahoma and definitely for MEC. We are going full steam ahead to develop the gaming opportunity at Remington and expect to open the facility in November this year.

We will spend about $36 million on the buildout, creating around 200 full-time jobs, and we expect to generate incremental annual EBITDA in the 20 million plus range. Quite an attractive return on investment, especially keeping in mind that we currently carry Remington as zero on our balance sheet, reflecting the previous history of small losses on the horse racing side. Clearly on an EBITDA multiple basis, this is a major value creation opportunity for MEC shareholders.

And then finally, as you all know we issued another press release Friday morning announcing Board approval of a recapitalization plan as well as announcing our new financing arrangements with MID. You have all studied the press release and I will not repeat it for you here. Suffice it to say one, that we have committed to selling a minimum of $150 million of assets to strengthen the balance sheet and pay down debt including the 64 million from Flamboro Downs announced a few weeks ago.

Two, that we have secured the capital funding for Remington Park by essentially substituting it for The Meadows in the term facility announced last December with MID. And three, that we've addressed with the bridge loan facility our short-term liquidity issues so that we can market our nonstrategic real estate and racetrack assets in an orderly manner to maximize their realizable value, and so that we can pursue potential gaming and other strategic partnerships without having to give away the farm.

We very much appreciate the active support which MID our parent company has demonstrated to allow us to pursue our strategic objectives and enhance shareholder value for the benefit of all of our shareholders. Now Blake, I am not sure if you have anything to add to these remarks before we open the floor to questions.

Blake Tohana — Magna Entertainment Corp. — CFO, EVP

No, Tom, I think that sums up the remarks for today and we would be happy to open it up for questions.

Tom Hodgson — Magna Entertainment Corp. — CEO, President, Director

Dave, can we move to the question-and-answer period then?

QUESTION AND ANSWER

Operator

(OPERATOR INSTRUCTIONS) George Smith, Davenport & Co.

George Smith — Davenport & Co. — Analyst

I am trying to get a feel for — you say you're going to sell 150 million of excess real estate and perhaps racetrack real estate. And the way you talk it sounds as though you view most of your tracks as core, and I can't really figure out what of those tracks you would be willing to part with. Are we primarily focused on perhaps golf course real estate and real estate that is not related to racing, or would you consider the sale of a Golden Gate, for instance?

Tom Hodgson — Magna Entertainment Corp. — CEO, President, Director

George, I don't want to talk about any one particular asset that is on that list. Certainly your surmise about real estate and golf courses certainly fall into the category of being nonstrategic assets for the Company's future. But in terms of any individual racetracks, I think it is very premature to discuss individual names.

George Smith — Davenport & Co. — Analyst

I guess more broadly speaking then longer-term would you consider parting with any more tracks or at this point do you consider all of them to be, without commenting on one in specific, are all of them core franchises at this point?

Tom Hodgson — Magna Entertainment Corp. — CEO, President, Director

Well, I think the fact that we entered into an agreement to sell Flamboro should give you an indication that it is a possibility that we could be a seller of one or more other tracks. But I went through the list of ones that are strategically important in the long run and those are our major tracks, and those we certainly don't intend to part with.

George Smith — Davenport & Co. — Analyst

And you still want to build a new track in Michigan?

Tom Hodgson — Magna Entertainment Corp. — CEO, President, Director

We are pursuing that opportunity at the moment. That is correct.

George Smith — Davenport & Co. — Analyst

Remind me roughly how much that would cost.

Tom Hodgson — Magna Entertainment Corp. — CEO, President, Director

It is in the range of $100 million on completion.

George Smith — Davenport & Co. — Analyst

And last thing regarding slot opportunities, could you comment on the level of interest from potential partners? Some of these opportunities, particularly in Florida, are tremendous. And I would think that you have a good number of folks knocking on your door? To date have you — has there been a lot of interest? I guess that's the bottom line.

Tom Hodgson — Magna Entertainment Corp. — CEO, President, Director

In a word, yes. We have had periods of conversations with two or three parties, and there are others that want to be engaged in such conversations which we would be pursuing in the near future.

George Smith — Davenport & Co. — Analyst

Is it safe to say that most interests rest in Florida?

Tom Hodgson — Magna Entertainment Corp. — CEO, President, Director

I think everybody recognizes that Gulfstream is potentially a premier site on the East Coast in the United States for gaming, certainly in Florida. And a very, very valuable asset. But Pennsylvania, The Meadows, I think is also considered an extremely valuable opportunity given its position in the market and the lead that it is going to have over urban — the time lead that it is going to have over casinos in downtown Pittsburgh.

George Smith — Davenport & Co. — Analyst

All right. Thanks a lot.

Operator

Steve Velgot, Cathay Financial.

Steve Velgot — Cathay Financial — Analyst

My question has to do with the $100 million bridge loan. If you could talk a little bit about some of the uses of that money and also whether or not that could be used for potential equity contribution into a gaming joint venture.

Tom Hodgson — Magna Entertainment Corp. — CEO, President, Director

Steve, it will be used for a combination of things, including funding operating losses in the immediate future, including normal course capital expenditure. It is possible that it could be used also to fund the equity participation in a gaming buildout, either with a partner or on our own.

Steve Velgot — Cathay Financial — Analyst

Great, and that is gaming and/or I suppose real estate development? In terms of Gulfstream?

Tom Hodgson — Magna Entertainment Corp. — CEO, President, Director

It could be real estate development, yes.

Steve Velgot — Cathay Financial — Analyst

Okay, great.

Operator

Tim Rice (ph) with Rice Volker.

Tim Rice — Rice Volker — Analyst

I was curious, the potential partnership, gaming partnership that could possibly involve equity, are you — is it your preference to make this a systemwide partnership, or would you do it on a one by one basis with individual projects?

Tom Hodgson — Magna Entertainment Corp. — CEO, President, Director

I think our preference is to have one partner across-the-board rather than have a series of different partners in each individual property.

Tim Rice — Rice Volker — Analyst

And I know these things take time, but it has been at least a year since this suggestion was first put forth by management. Is it reasonable to conclude that we could see something by the end of this calendar year?

Tom Hodgson — Magna Entertainment Corp. — CEO, President, Director

I think that is very reasonable.

Tim Rice — Rice Volker — Analyst

One other question, you mentioned MagnaBet. I notice that William Hill in London is now offering U.S. racing signals — or I should say betting on U.S. racing — into the U.S. pools, but I have not seen any Magna tracks listed there. Is it your intention to use people such as this for your signal that comes out of Austria (ph)?

Tom Hodgson — Magna Entertainment Corp. — CEO, President, Director

We are in discussion with potential partners in the UK market, and I expect that you will see an announcement in the fairly near future, Tim.

Tim Rice — Rice Volker — Analyst

Great. Thanks very much.

Operator

Peter Sklar, BMO Nesbitt Burns.

Peter Sklar — BMO Nesbitt Burns — Analyst

Tom, when you talked about the core strategic racetracks you gave that list, sorry I wasn't ready and you went through it kind of quickly. Could you give me that list of what you consider to be your core tracks that would not be eventually sold?

Tom Hodgson — Magna Entertainment Corp. — CEO, President, Director

I think I mentioned the Gulfstream Park, Lone Star Park, Santa Anita, Golden Gate and Maryland Jockey Club.

Peter Sklar — BMO Nesbitt Burns — Analyst

Okay, and The Meadows not on that list?

Tom Hodgson — Magna Entertainment Corp. — CEO, President, Director

The Meadows was on my next list, which is the properties that have got imminent gaming potential, Remington Park, The Meadows and again Gulfstream also falls, (indiscernible) we think falls into that category.

Peter Sklar — BMO Nesbitt Burns — Analyst

The thing I wanted to ask you about is in your comments you threw out some numbers about the potential EBITDA that could be generated by some of these gaming developments. For example I believe for Gulfstream Park you mentioned 60 to 80 million of incremental EBITDA. Is that incremental alternative gaming EBITDA, or does that include also the growth you're anticipating in your pari-mutuel EBITDA?

Tom Hodgson — Magna Entertainment Corp. — CEO, President, Director

I ought to be a little careful with Gulfstream because clearly we don't have the final regulations yet, and so you ought to view that as an order of magnitude. I was referring to the gaming operations, but I do have to caveat that more than I think is the case in Oklahoma or Pennsylvania because we don't have the final regulations there. So treat that number accordingly.

Peter Sklar — BMO Nesbitt Burns — Analyst

I think you just answered my question because I was just surprised that you're in a position to throw out a number given that you don't know what the details of the regulations are. Is that based on what you are seeing behind the scenes, or is there any further clarity as to what some of the regulations are going to look like in terms of tax rate and number of machines, etc.?

Tom Hodgson — Magna Entertainment Corp. — CEO, President, Director

I don't think there is sufficient detail clarity to be really precise. Certainly those numbers are consistent with discussions that we understand to be taking place. But let me backup and be very careful about that, it is premature to be throwing those numbers out with any precision at all.

Peter Sklar — BMO Nesbitt Burns — Analyst

Right, and a question on Gulfstream Park assuming that you do in the near future receive a license for alternative gaming, would you — would the Company likely construct additional real estate in order to house the casino, or do you think it would fit into the existing facility? It seems to me that (multiple speakers) going to build an additional facility.

Tom Hodgson — Magna Entertainment Corp. — CEO, President, Director

Peter, our expectation is that the number of machines that we would likely get would not fit into the existing facility. We could fit probably around 750 or 800 machines into the existing facility, but the existing facility was designed in effect to be able to knock out a wall in the south end and have an expanded gaming floor there. So it was part of the original design to provide that possibility. We would be building alongside the current clubhouse to accommodate the number of machines that we are hoping we are going to have there.

Peter Sklar — BMO Nesbitt Burns — Analyst

Okay, and lastly, Tom, in terms of the potential partners that you are looking at for your alternative gaming opportunities, are all of them gaming companies, or is some of them have the characteristics are not necessarily gaming companies?

Tom Hodgson — Magna Entertainment Corp. — CEO, President, Director

The conversations that we have had so far have been with gaming companies.

Peter Sklar — BMO Nesbitt Burns — Analyst

Right, okay. That's all I have. Thank you.

Operator

Anoop Prihar, Griffiths McBurney.

Anoop Prihar — Griffiths McBurney — Analyst

Just two quick questions. The $20 million in EBITDA you referred to at Oklahoma, I am assuming you are referring to just annualized gaming EBITDA?

Tom Hodgson — Magna Entertainment Corp. — CEO, President, Director

Yes, I am.

Anoop Prihar — Griffiths McBurney — Analyst

And do you think you will be running at that rate sometime in '06?

Tom Hodgson — Magna Entertainment Corp. — CEO, President, Director

I would very much expect so, yes.

Anoop Prihar — Griffiths McBurney — Analyst

And just quickly on Gulfstream, can you give us a bit of an update there? Are we sort of on track and on budget?

Tom Hodgson — Magna Entertainment Corp. — CEO, President, Director

We are on track and we are on budget, and we are praying that we don't get hit by hurricanes.

Anoop Prihar — Griffiths McBurney — Analyst

So the $115 million that you had there advance from MID, that is going to be sufficient to see you through to the end?

Tom Hodgson — Magna Entertainment Corp. — CEO, President, Director

Well that is the expectation at the moment. Obviously there is always the chance that something comes up late in the day, but at the moment we are still operating within that budget.

Anoop Prihar — Griffiths McBurney — Analyst

Thank you very much.

Operator

(OPERATOR INSTRUCTIONS) Steve Velgot, Cathay Financial.

Steve Velgot — Cathay Financial — Analyst

Tom, can you give us any update regarding the Forest City development down at Gulfstream, I mean in terms of either entitlements or timeframe to actually break ground on that project?

Tom Hodgson — Magna Entertainment Corp. — CEO, President, Director

Steve, I can't give you a very definitive update, but I promised that I will try to do that in two weeks when we are backtracking about the second quarter.

Steve Velgot — Cathay Financial — Analyst

Great.

Operator

(OPERATOR INSTRUCTIONS) There appear to be no further questions at this time. Please proceed with your presentation or closing remarks.

Tom Hodgson — Magna Entertainment Corp. — CEO, President, Director

Thanks, operator, and again, ladies and gentlemen, let me thank you very much for participating. And I look forward to talking to you in a couple of weeks. Thanks very much.

Operator

Ladies and gentlemen, that does conclude the conference call for today. Thank you very much for your participation, and we ask that you please disconnect your lines. Have a nice day.